Exhibit 10.2

EMPLOYMENT AGREEMENT
This Employment Agreement is made and entered into March 21, 2017, by and between South Dakota Soybean Processors, LLC, a South Dakota limited liability company ("SDSP"), and Mark Hyde ("Employee").
RECITALS
A.SDSP desires to employ, or to continue to employ, Employee, and Employee desires to be employed by, or to continue to be employed by, SDSP.
B.SDSP and Employee desire that their employment relationship be governed by the terms and conditions of this Agreement.
NOW, THEREFORE, the parties agree as follows:
1.Employment. SDSP employs Employee and Employee accepts such employment, upon the terms and conditions set forth in this Agreement.
2.Duties. The duties and responsibilities of Employee include those duties and responsibilities consistent with Employee's position with SDSP and such other duties and responsibilities SDSP may assign to Employee in its discretion. Employee shall use Employee's best efforts to promote the interests of SDSP and devote such time, energy and skill as is needed to perform Employee's duties under this Agreement. Employee shall devote substantially all time and effort during the normal business hours of SDSP to the business of SDSP and the diligent and faithful performance of the duties and responsibilities assigned to Employee.
3.Base Salary. For all services rendered to SDSP, Employee shall be paid a salary at an annual rate of $124,000 per year, to be established from time to time by the Chief Executive Officer (the "Base Salary"). SDSP may modify the Base Salary at any time. The Base Salary shall be paid in periodic installments in accordance with SDSP's regular payroll practices. The Base Salary shall be subject to tax and other deductions and withholdings as required by law.
4.Bonus. In addition to the base compensation paid to Employee, SDSP may, but shall not be required to, pay Employee a bonus as determined by the Board of Directors of SDSP in its discretion.
5.Expenses. Employee shall be entitled to reimbursement by SDSP of reasonable ordinary and necessary travel and other expenses incurred by Employee in performing his or her duties under this Agreement, in accordance with the policies established by SDSP for similarly situated employees and upon proper accounting by Employee for such expenses, including any accounting required by applicable federal tax laws and regulations.
6.Vacation. Employee shall be entitled to paid vacations and holidays in accordance with the policies of SDSP in effect from time-to-time for similarly situated employees.
7.Other Benefits. Employee shall be entitled to participate in such benefit plans or programs which SDSP from time to time may make available to similarly situated employees, subject to the same terms, conditions and eligibility requirements as are applicable to such employees. Employee shall receive a copy of SDSP's Employee Handbook further detailing the benefits to which Employee is entitled and SDSP's personnel and general policies. SDSP may amend, modify or replace the Employee Handbook and personnel regulations and policies in its discretion.
8.Term and Termination.
a.Term. The term of this Agreement shall commence on the date of this Agreement and continue until terminated by SDSP or Employee pursuant to the terms of this Section 8. Either SDSP or Employee may terminate this Agreement for any reason by giving the other party thirty (30) days' prior written notice of termination; provided, however, SDSP may immediately terminate this Agreement without notice for "cause" as defined below. The provisions in this Agreement relating to "cause" shall not be construed as restricting SDSP's right to terminate Employee's employment, but shall relate only to the determination and payment of any amounts that may be payable to Employee hereunder. Notwithstanding anything to the contrary contained

Employment Agreement

in this Agreement, Employee shall at all times be an "at-will" employee of SDSP.
b.Termination By Employee. Employee may terminate this Agreement upon thirty (30) days' prior written notice to SDSP. Upon such termination, Employee shall be entitled to receive: (i) the Base Salary through the effective date of such termination, (ii) any other amounts earned, accrued or owed to Employee under this Agreement but not paid as of such date, and (iii) any other benefits payable to Employee under any benefit plans or programs of SDSP in effect on such date.
c.Termination Upon Death or Disability. This Agreement shall terminate upon the death or disability of Employee. Upon such termination, Employee or Employee's estate or representatives, as the case may be, shall be entitled to receive: (i) the Base Salary through the date of Employee's death or the date upon which Employee is deemed to be disabled, as the case may be, (ii) any other amounts earned, accrued or owed to Employee under this Agreement but not paid as of such date, and (iii) any other benefits payable to Employee under any benefit plans or programs of SDSP in effect on such date. The term "disability" shall mean: (A) the inability of Employee to perform his or her regular duties for SDSP for a period of 12 consecutive weeks and, in the opinion of two physicians, Employee will be unable to return to his or her regular duties for at least another 12 weeks; or (B) Employee is adjudicated by a court of competent jurisdiction as incompetent to manage his or her person or property regardless of any period during which Employee is unable to perform his or her regular duties for SDSP.
d.Termination by SDSP For Cause. SDSP may terminate this Agreement for "cause" upon written notice to Employee. Upon such termination, Employee shall be entitled to receive: (i) the Base Salary through the effective date of termination, (ii) any other amounts earned, accrued or owed to Employee under this Agreement but not paid as of such date, and (iii) any other benefits payable to Employee upon such termination under any benefit plans or programs of SDSP in effect on such date; less any claims of SDSP against Employee. The term "cause" shall mean: (A) Employee's confession or conviction of theft, fraud, embezzlement or other crime involving dishonesty; (B) Employee's excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without reasonable cause; (C) Employee's act or omission constituting a material breach of any provision of this Agreement, including Sections 9, 10, 11 and 12 below; (D) habitual and material negligence by Employee in the performance of Employee's duties under this Agreement; (E) Employee's abuse, misuse or destruction of property of SDSP, its affiliates, or its customers; (F) Employee's making or publishing of false or malicious statements concerning SDSP; or (G) material failure by Employee to comply with the policies of SDSP or a lawful directive of SDSP and the failure to cure such non-compliance within ten days after receipt of a written notice setting forth in reasonable detail the particulars of such non-compliance. The preceding list is not intended to be exhaustive; other conduct of a similar nature may result in the termination of this Agreement for "cause." However, the results of SDSP's operations or any business judgment made in good faith by Employee shall not constitute an independent basis for termination of this Agreement for "cause."
e.Termination By SDSP Without Cause. If this Agreement is terminated by SDSP without cause, Employee shall be entitled to receive: (i) the Base Salary for the lesser of (A) a number of months equal to the number of years during which Employee was employed by SDSP as of the effective date of termination or (B) 24 months, (ii) any other amounts earned, accrued or owed to Employee under this Agreement but not paid as of the date of termination, and (iii) any other benefits payable to Employee under any benefit plans or programs of SDSP in effect on the date of termination. For example, if Employee was employed by SDSP for 14 years as of the date of termination without cause pursuant to this section, Employee would be entitled to 14 months of the Base Salary following a termination without cause.
f.Occurrence of Extraordinary Event. Notwithstanding anything to the contrary herein, upon the occurrence of an "extraordinary event" as defined below, this Agreement shall be deemed to have been terminated by SDSP without cause, thereby entitling Employee to the payments described in subsection (e) above. For purposes of this Agreement, the term "extraordinary event" shall mean (i) the merger or consolidation of SDSP with another entity in which SDSP is not the surviving entity, unless Employee is employed in a similar position by the surviving entity; or (ii) the voluntary sale of all or substantially all of the assets of SDSP as a going concern, unless Employee is employed in a similar position by a successor company that has purchased substantially all of the assets of SDSP.
9.Confidential Information. Employee acknowledges and agrees that SDSP owns and controls proprietary information concerning the operations, processes, methods and accumulated experience incidental to

Employment Agreement

producing, processing, refining, marketing and selling soy based and related agricultural products, services and systems, including business and technical information, financial information, accounting data, marketing techniques and materials, business plans, business operations, pricing policies and manuals, profit margins, expense ratios, personnel information, customer information, supplier information, technology, intellectual property, trade secrets, ideas, discoveries, inventions, patents, patent applications, techniques, drawings, designs, plans, specifications and products (the "Confidential Information"). Employee agrees that by reason of Employee's employment by SDSP, Employee has, and/or may in the future come into possession of, knowledge of or contribute to the Confidential Information. Employee agrees that all Confidential Information is and shall remain the exclusive property of SDSP and that, during the term of this Agreement and following the termination hereof for any reason, Employee shall not disclose or use the Confidential Information for any purpose except in the course of Employee's duties under this Agreement in furtherance of SDSP's business.
10.Delivery of Confidential Information and Employer Property. Upon request of SDSP and in any event upon termination of Employee's employment for any reason, Employee shall promptly deliver to SDSP all Confidential Information, including all originals, copies, summaries or extracts of books, catalogues, sale brochures, customer lists, prospective customer lists, price lists, employee manuals, notes, photographs, tape recordings, specifications, operations manuals and all other documents or tangible materials reflecting or referencing Confidential Information, as well as all other materials furnished to or acquired by Employee as a result of or during the course of Employee's employment.
11.Non-Competition. To prevent improper use of Confidential Information and unfair competition and diminution of the goodwill and other proprietary interests of SDSP, Employee agrees that, during the term of this Agreement and for a period of one year following the termination hereof for any reason, and in a geographical area encompassing all of North America, Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, work for, consult with or for, participate in, or be connected in any manner whatsoever with, the ownership, operation or control of any business that: (a) solicits any customer of SDSP for the purpose of obtaining the business of such customer in competition with SDSP; (b) solicits any prospective customer of SDSP (meaning any person or entity with whom SDSP has had any significant contact to develop new business), for the purpose of obtaining the business of such customer in competition with SDSP; or (c) engages in any business which is the same or essentially the same as the business of SDSP.
12.Non-Solicitation. During the term of this Agreement and for a period of one year following the termination hereof for any reason, Employee, directly or indirectly, shall not employ, solicit for employment, assist any other person in employing or soliciting for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person who then is, or during any portion of the 12 months prior to such employment or solicitation was, an employee of SDSP.
13.Reasonableness of Restrictions. Employee acknowledges that he has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions and limitations in this Agreement are reasonable as to geographic scope and duration and are necessary to protect SDSP's proprietary interests in the Confidential Information and to preserve for SDSP the competitive advantages necessary for its success.
14.Remedies. Employee acknowledges and agrees that it is impossible to measure in money the damages which will accrue to SDSP if Employee breaches any of Employee's obligations under Sections 9, 10, 11 or 12 above, and that SDSP would be irreparably damaged by such breach by Employee. Accordingly, if any action or proceeding is instituted by or on behalf of SDSP to enforce such sections, Employee hereby waives any claim or defense thereto that SDSP has an adequate remedy at law or that SDSP has not been irreparably injured thereby. The rights and remedies of SDSP pursuant to this section are cumulative, and shall not exclude any other right or remedy SDSP may have pursuant to this Agreement or at law or in equity.
15.Costs. In the event either party hereto institutes legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees incurred in connection with such proceeding.
16.Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns. The services to be provided by Employee hereunder are personal in nature, and Employee may not assign or transfer this Agreement or any right or obligation hereunder.

Employment Agreement

17.Survival. Upon termination of this Agreement for any reason, any section that by its nature should survive this Agreement shall survive and continue in effect and be binding upon the parties, including Sections 9 through 16.
18.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which other provisions shall remain in full force and effect. Without limiting the foregoing, the parties agree that the covenants contained in Sections 9, 10, 11 and 12 above are independent of one another and severable. In the event any part of the covenants contained in such sections is held to be invalid or unenforceable, the remaining parts thereof shall continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. If any provisions of the covenants contained in Sections 9, 10, 11 or 12 relating to the time period, geographical area, or restricted activity are declared by a court to exceed the maximum time periods or restricted activities which such court deems reasonable and enforceable, the parties agree that the court making such a determination shall have the power and is directed to reduce the time period, geographical area, and/or restricted activity to the maximum time period, geographical area, and/or restricted activity which the court deems reasonable.
19.Waiver. The waiver by SDSP of a breach of any covenant of this Agreement, or the failure of SDSP to take action against any other employee for similar breaches, shall not operate or be construed as a waiver of any subsequent or later breach by Employee.
20.Governing Law; Jurisdiction. All rights and obligations arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota. The parties hereby agree that any legal proceeding brought to enforce the terms of this Agreement shall be brought in the courts of the State of South Dakota located in Brookings County, South Dakota, and the parties hereby consent to the jurisdiction and venue of such courts.
21.Entire Agreement; Amendment. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by Employee and SDSP.
IN WITNESS WHEREOF, the parties have executed this Employment Agreement the date first written above.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC		EMPLOYEE

Sign:	/s/ Thomas J. Kersting	Sign:	/s/ Mark Hyde

Print:	Thomas J. Kersting	Print:	Mark Hyde

Title:	CEO

Employment Agreement